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                                                                      Exhibit 99
                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE


                         VIRGINIA COMMERCE BANCORP, INC.
                              ANNOUNCES STOCK SPLIT

         ARLINGTON, VA., WEDNESDAY, MARCH 23, 2005 - Virginia Commerce Bancorp, Inc. (NASDAQ-VCBI), Chairman, W. Douglas Fisher, today announced a five-for-four stock split in the form of a 25% stock dividend for shareholders of record as of April 15, 2005, and payable on May 9, 2005.

         Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through seventeen branch offices, two residential mortgage offices and one investment services office, principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.



FOR FURTHER INFORMATION CONTACT:  WILLIAM K. BEAUCHESNE

                                  EXECUTIVE VICE PRESIDENT AND
                                  CHIEF FINANCIAL OFFICER

                                  703-633-6120 WBEAUCHESNE@VCBONLINE.COM